Exhibit 99.2

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made and entered into effective as of November 25, 2020 (the “Effective Date”), by and between SIMPLICITY ESPORTS AND GAMING COMPANY, a Delaware corporation (the “Company”), Anthony L.G., PLLC, a Florida professional limited liability company (the “Firm”) and Laura Anthony, the sole equity holder of Anthony L.G., PLLC.

W I T N E S S E T H :

WHEREAS, as of November 1, 2020, the Firm is owed $101,586.25.00 by the Company for legal services rendered by the Firm to the Company (the “Obligations”);

WHEREAS, in satisfaction of $50,000.00 of the Obligation, the Firm is willing to accept the Securities (as defined in this Agreement) (the “Exchange”);

WHEREAS, the Firm desires the stock to be issued directly to its sole equity holder Laura Anthony;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto, being duly sworn, do covenant, agree and certify as follows:

1. Recitals. The parties hereto acknowledge and agree that the foregoing recitals are true and accurate and constitute part of this Agreement to the same extent as if contained in the body hereof.

3. Exchange and Satisfaction. The Obligations will be exchanged for the Securities and other considerations according to the following terms and conditions and pursuant to the terms of this Agreement:

a.	Within three (3) business days of the Effective Date, the Company shall issue 5,000 shares of the Company’s common stock (the “Initial Shares”) to Laura Anthony. The Initial Shares shall bear a customary restrictive legend as further contemplated by Section 7 of this Agreement.

b.	If the Market Value (as defined below) is less than $55,000.00 (the “Aggregate Value”) on the date which is six (6) calendar months from the date of this Agreement (the “Make-Whole Date”), then the Company shall within two (2) business days of the Firm’s request, issue additional shares of the Company’s common stock to Laura Anthony, equal to the Aggregate Value divided by the Make-Whole Price (as defined below), minus the number of Initial Shares (the result of which shall be referred to herein in the aggregate as the “Additional Shares”) (the Initial Shares and Additional Shares shall collectively be referred to herein as the “Securities”).

c.	Market Value shall mean the number of Initial Shares multiplied by the Make-Whole Price. The Make-Whole Price shall mean the average of the volume weighted average prices of the Company’s common stock during the seven (7) trading days prior to the Make-Whole Date.

d.	The number of Initial Shares utilized in all of the calculations with respect to the Additional Shares shall be subject to equitable adjustments for stock splits effectuated by the Company with respect to the Common Stock.

e.	The Securities shall be deemed earned in full as of the date of this Agreement. The Additional Shares, if required to be issued pursuant to this Agreement, shall be issued as provided in this Agreement, provided, however, that in no event shall the Firm or Laura Anthony be entitled to receive shares of the Company’s common stock in excess of the Beneficial Ownership Limitation (as defined below). The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Company’s common stock outstanding at the time of the respective calculation hereunder. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Accordingly, if Additional Shares are required to be issued pursuant to this Agreement, such shares shall be issued in accordance with such Beneficial Ownership Limitation, and in successive tranches if required to comply with such beneficial ownership limitations (each an “Additional Tranche”). If applicable, the Company shall issue each Additional Tranche within two (2) business days of the request by Firm.

4. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Firm:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of Firms’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Issuance of the Securities. The Securities are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Securities, when issued in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer required by law. Laura Anthony’s holding period with respect to such Securities shall tack back to the date of this Agreement.

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7. Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 under the Securities Act or other applicable exemption, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the Firm or Laura Anthony, the form and substance of which opinion shall be reasonably satisfactory to the Company’s transfer agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

8. Further Assurances. The Firm shall hereafter, without further consideration, execute and deliver promptly to the Company such further consents, waivers, assignments, endorsements and other documents and instruments, and to take all such further actions, as the Company may from time to time reasonably request with respect to the Exchange and satisfaction of the Obligations and the consummation in full thereof. The Company shall hereafter, without further consideration, execute and deliver promptly to the Firm such further consents, waivers, assignments, endorsements and other documents and instruments, and to take all such further actions, as the Firm may from time to time reasonably request with respect to the Exchange and satisfaction of the Obligations and the consummation in full thereof.

9. Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, provided, however, that any assignment of the rights and benefits hereunder by the Company must be agreed to in a signed writing by the Firm.

10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals by signing this Agreement as of the day and year first above written.

Company:

SIMPLICITY ESPORTS AND GAMING COMPANY

By:	/s/ Roman Franklin
Name:	Roman Franklin
Title:	President

Firm:

ANTHONY L.G., PLLC

By:	/s/ Laura Anthony
Name:	Laura Anthony
Title:	Member

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